                                                                    Exhibit 10.5

                     FIRST AMENDMENT, WAIVER AND AGREEMENT

          FIRST AMENDMENT, WAIVER AND AGREEMENT, dated as of April 13, 2006 (this "Amendment"), to and under the Term Loan Agreement, dated as of June 21, 2005 (as heretofore amended, supplemented or otherwise modified, the "Loan Agreement"), among Eddie Bauer Holdings, Inc. ("Holdings"), Eddie Bauer, Inc. (the "Borrower"), the several lenders from time to time party to the Loan Agreement (collectively, the "Lenders"), General Electric Capital Corporation, as syndication agent (in such capacity, the "Syndication Agent"), Credit Suisse, as documentation agent (in such capacity, the "Documentation Agent"), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and, together with the Syndication Agent and the Documentation Agent, the "Agents").

                                   WITNESSETH:

          WHEREAS, Holdings, the Borrower, the Lenders and the Agents are parties to the Loan Agreement;

          WHEREAS, (a) as of March 31, 2006 a Default occurred and is continuing under Section 7(d) of the Loan Agreement by reason of Holding's and the Borrower's failure to comply with the requirement contained in Section 5.1(a) of the Loan Agreement to deliver financial statements for the fiscal year of the Borrower ended December 31, 2005, and such Default (if not waived or cured) will become an Event of Default as of April 30, 2006, (b) Events of Default have occurred and are continuing under the Loan Agreement by reason of (i) the change of the legal name of Distribution Fulfillment Services, Inc. (DFS) ("DFS") to Eddie Bauer Fulfillment Services, Inc. (the "DFS Name Change"), (ii) Holdings' and the Borrower's failure to notify the Administrative Agent of the DFS Name Change, (iii) the fact that the proper legal name of Mortgagor (as defined in the Mortgage) was not reflected in the Mortgage and related fixture filings,
(iv) the failure of Holdings and the Borrower to furnish the Administrative Agent with a list of additional Intellectual Property acquired by any Loan Party and (v) the failure to list certain exclusive licenses on Schedule 6 to the Guarantee and Collateral Agreement and (c) Events of Default have occurred and are continuing under Section 7(e) of the Loan Agreement by reason of (i) the DFS Name Change, (ii) a change in the legal name of Spiegel Group Teleservices-Canada, Inc. to Eddie Bauer Customer Services, Inc. and (iii) the occurrence and continuance of Defaults and Events of Default under the Loan Agreement;

          WHEREAS, as a result of the DFS Name Change, the effectiveness of the original Uniform Commercial Code financing statement filed in respect of DFS lapsed and a new Uniform Commercial Code financing statement in respect thereof was filed by the Administrative Agent on April 12, 2006; and

          WHEREAS, Holdings and the Borrower have requested that the Lenders agree to amend certain provisions of the Loan Agreement and waive the Defaults and Events of Default described above, and the Lenders are agreeable to such request but only upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, Holdings, the Borrower, the Lenders and the Agents agree as follows:

          SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms are used herein as defined in the Loan Agreement.

          SECTION 2. WAIVER.

          The Lenders hereby waive (a) any Default under Section 7(d) of the Loan Agreement arising solely by reason of the failure of Holdings and the Borrower to comply with the requirements contained in Section 5.1(a)
(Financial Statements) of the Loan Agreement to timely deliver financial statements in respect of the fiscal year of the Borrower ended December 31, 2005; provided that the waiver set forth herein is conditioned upon such financial statements and the certificates and other information required by
Section 5.2 being furnished to the Administrative Agent on behalf of each Lender on or before April 30, 2006, (b) the Events of Default under the Loan Agreement arising by reason of (i) the DFS Name Change, (ii) Holdings' and the Borrower's failure to notify the Administrative Agent of the DFS Name Change, (iii) the fact that the proper legal name of Mortgagor (as defined in the Mortgage) was not reflected in the Mortgage and related fixture filings, (iv) the failure of Holdings and the Borrower to furnish the Administrative Agent with a list of additional Intellectual Property acquired by any Loan Party and (v) the failure to list certain exclusive licenses on Schedule 6 to the Guarantee and Collateral Agreement and (c) Events of Default have occurred and are continuing under
Section 7(e) of the Loan Agreement by reason of (i) the DFS Name Change, (ii) a change in the legal name of Spiegel Group Teleservices-Canada, Inc. to Eddie Bauer Customer Services, Inc. and (iii) the occurrence and continuance of Defaults and Events of Default under the Loan Agreement.

          SECTION 3. AMENDMENTS.

          3.1  Amendments to Section 1.1.

               (a) Section 1.1 of the Loan Agreement is hereby amended by deleting therefrom the definitions of "Applicable Margin", "Consolidated EBITDA" and "Pricing Grid" in their entireties and inserting the following new definitions in their appropriate alphabetical order:

               "Applicable Margin": for each Loan, the rate per annum equal to
          (a) 2.75%, in the case of Eurodollar Loans, and (b) 1.75%, in the case of ABR Loans; provided that on and after the First Amendment Effective Date, the Applicable Margin with respect to the Loans will be determined pursuant to the Pricing Grid; provided further that on and after the First Amendment Effective Date the Applicable Margin in respect of the Loans shall be increased by 0.50% until the date that the aggregate principal amount of Loans outstanding shall be reduced to $225,000,000 from proceeds of any Asset Sales and/or voluntary prepayments of the Loans from operating cash flow.

               "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) non-cash writedowns of tangible or intangible assets, (f) non-cash expenses related to stock options and restricted stock grants accounted for pursuant to SFAS 123 or similar accounting standards, (g) non-cash expenses relating to adjustments to carrying values of assets and liabilities resulting from the application of "fresh-start accounting" principles to the Closing Date balance sheet, including, without limitation, adjustments to the carrying value of inventory as of the Closing Date or adjustments to reflect the fair value of lease obligations as of the Closing Date, (h) non-cash expenses related to the amortization of lease obligations, (i) non-cash expenses related to loss recorded on equity share of foreign joint ventures, (j) any extraordinary noncash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), provided that the amounts referred to in this clause (j) shall not, in the aggregate, exceed $5,000,000 for any fiscal year of the Borrower, and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income, (b) any cash payments made during such period in respect of items described in clause (j) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income and (c) to the extent included in the statement of such Consolidated Net Income for such period, any cash charges associated with lease obligations which do not appear on the statement of profit and loss, all as determined on a consolidated basis.

               "First Amendment": the First Amendment, Waiver and Agreement, dated as of April 13, 2006, to and under this Agreement.

               "First Amendment Effective Date": the First Amendment Effective Date under and as defined in the First Amendment.

               "Moody's": Moody's Investor Service, Inc.

               "Pricing Grid": the table set forth below.

                     Applicable Margin for   Applicable Margin for
Moody's/S&P Rating     Eurodollar Loans           ABR Loans
------------------   ---------------------   ---------------------
 Greater than B2/B          3.50%                  2.50%
   Equal to B2/B            3.75%                  2.75%
  Lower than B2/B           4.25%                  3.25%

               The ratings referred to above are the Borrower's corporate credit rating or its equivalent (or if such rating is discontinued or available, the senior unsecured long-term debt rating or its equivalent) issued by Moody's and S&P, respectively. If the ratings are split, the Applicable Margin shall be based upon the lower rating. If Moody's or S&P shall withdraw any rating, the rating of the rating agency not so withdrawn shall apply for purposes of determining the Applicable Margin. Any change in the calculation of the Applicable Margin with respect to the Borrower that is caused by a change in the rating will become effective on the date of the change of the rating. If the rating system of Moody's or S&P shall change, or either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent, with the consent of the Required Lenders, shall negotiate in good faith if necessary to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the rating shall be determined by reference to the rating most recently in effect prior to such change or cessation. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply.

               "S&P": Standard & Poor's Ratings Service.

          (b) Section 1.1 of the Loan Agreement is hereby further amended by adding the following proviso to the end of the definition of "Capital Expenditures":

               "; provided that the foregoing shall exclude the effects of improvements on real property leased by the Borrower or any of its Subsidiaries which are funded by the applicable landlords and which are accounted for as capital improvements and deferred rent obligations.".

          (c) Section 1.1 of the Loan Agreement is hereby further amended by adding the following proviso to the end of the definition of "Excess Cash Flow":

               "; provided that with respect to the Securitization Subsidiaries, Excess Cash Flow shall include the excess, if any, of (x) the aggregate amounts actually received in cash by the Securitization Subsidiaries or Holdings, less any amounts Holdings has any reasonable cause to believe may be subject to an in rem claim of a third party or a preferential or fraudulent transfer claim of a third party, during such fiscal year or period, as applicable, over (y) the aggregate amounts actually paid in cash by the Securitization Subsidiaries or Holdings on account of the Securitization Note during such fiscal year or period, as applicable".

          3.2 Amendment to Section 2.5. Section 2.5 of the Loan Agreement is hereby amended by deleting "the first anniversary of the Closing Date" in clause
(y) of such Section and inserting in lieu thereof the date "March 31, 2007".

          3.3 Amendments to Section 2.6. Section 2.6 of the Loan Agreement is hereby amended by:

          (a) deleting clause (i) in paragraph (b) of such Section and inserting in lieu thereof "any Indebtedness incurred in accordance with Section 6.2(a) through (i),"; and

          (b) adding the following proviso to the end of paragraph (b) of such
     Section:

               "; provided that, after Net Cash Proceeds of at least $75,000,000 of Indebtedness incurred pursuant to Section 6.2(j) shall have been applied to prepay the Loans, Net Cash Proceeds of up to $25,000,000 of Indebtedness incurred pursuant to Section 6.2(j) may be excluded from the foregoing requirement during the term of this Agreement".

          3.4 Amendment to Section 5.2. Section 5.2 of the Loan Agreement is hereby amended as follows:

          (a) by adding the following proviso to the end of paragraph (c) of such Section:

               "provided that (x) within two Business Days after the First Amendment Effective Date, the Borrower shall deliver such Projections for the 2006 fiscal year of the Borrower presented on a monthly basis and (y) for each fiscal year of the Borrower following the 2006 fiscal year, such Projections shall be presented on a monthly basis";

          (b) by deleting paragraph (d) of such Section in its entirety and inserting in lieu thereof the following new paragraph (d):

               "(d) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for the most recent month covered by such financial statements and for the period from the beginning of the then current fiscal year to the end of such month, (ii) a comparison of the financial condition and result of operations of the Borrower and its Subsidiaries for such month and for the period from the beginning of the then current fiscal year to the end of such month to the comparable periods of the previous year, together with a detailed explanation of any variances, (iii) in the case of financial statements delivered pursuant to Section 5.1(a) and (b), a comparison of the financial condition and results of operations of the Borrower and its Subsidiaries for the most recent fiscal quarter covered by such financial statements and for the period from the beginning of the then current fiscal year to the end of such quarter to the portion of the Projections covering such periods, together with a detailed explanation of any variances, and (iv) information, in detail reasonably satisfactory to the Administrative Agent, regarding sales and operating gross margin by sales channels and comparable store sales, for the most recent month covered by such financial statements (it being understood that the Borrower's report on a Form 10-Q or Form 10-K that includes a management discussion and analysis shall be deemed to satisfy the requirement under clauses (i) and (iii) of this
          Section 5.2(d));" and

          (c) by deleting the "and" at the end of paragraph (f) of such Section, deleting the period at the end of paragraph (g) of such Section and inserting in lieu thereof "; and" and inserting the following new paragraph (h):

               "(h) as soon as available, but in any event not later than 15 days after Holdings', the Borrower's or any of its Subsidiaries' receipt thereof, a copy of all management reports and management letters prepared for Holdings, the Borrower or any of its Subsidiaries by any independent certified public or chartered accountants of Holdings, the Borrower or any of its Subsidiaries.".

          3.5 Amendments to Section 6.1.

          (a) Section 6.1(a) of the Loan Agreement is hereby amended by deleting therefrom the ratios in the column entitled "Consolidated Leverage Ratio" opposite March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007 and inserting in lieu thereof the following:

                     Consolidated Leverage
Fiscal Quarter               Ratio
--------------       ---------------------
March 31, 2006            4.25 to 1.00
June 30, 2006             5.25 to 1.00
September 30, 2006        5.25 to 1.00
December 31, 2006         5.25 to 1.00
March 31, 2007            4.00 to 1.00

          (b) Section 6.1(b) of the Loan Agreement is hereby amended by deleting therefrom the ratios in the column entitled "Consolidated Fixed Charge Coverage Ratio" opposite March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007 and inserting in lieu thereof the following:

                     Consolidated Fixed Charge
Fiscal Quarter            Coverage Ratio
--------------       -------------------------

March 31, 2006             1.10 to 1.00
June 30, 2006              0.95 to 1.00
September 30, 2006         0.90 to 1.00
December 31, 2006          0.95 to 1.00
March 31, 2007            0.975 to 1.00

          3.6 Amendment to Section 6.2. Section 6.2 of the Loan Agreement is hereby amended by:

          (a) deleting the amount "$25,000,000" in paragraph (j) of such Section and inserting in lieu thereof the amount "$100,000,000"; and

          (b) inserting the following new proviso at the end of paragraph (j):

               "provided that amounts incurred hereunder shall be applied in accordance with Section 2.6(b)".

          3.7 Amendment to Section 6.5. Section 6.5 of the Loan Agreement is hereby amended as follows:

          (a) by deleting in its entirety the proviso in paragraph (e) of such Section; and

          (b) by deleting the "and" at the end of paragraph (g) thereof, deleting the period at the end of paragraph (h) thereof and inserting in lieu thereof "; and" and inserting the following new paragraph (i):

               "(i) the Disposition of the Borrower's distribution center in Groveport, Ohio; provided that such Disposition is (x) pursuant to an arm's length transaction, (y) for fair market value as determined as of the Closing Date by the appraisers and (z) for cash consideration paid upon consummation of such transaction, which cash consideration shall not be less than 100% of the total consideration received; provided further that the Net Cash Proceeds therefrom shall be applied to prepay the Loans in accordance with Section 2.6(c) (without giving effect to any ability to reinvest such proceeds pursuant to a Reinvestment Notice);".

          3.8 Amendment to Section 6.7. Section 6.7 of the Loan Agreement is hereby amended by deleting the amounts in the column entitled "Maximum Capital Expenditures" opposite the fiscal years 2006 and 2007 and inserting in lieu thereof "$36,000,000" and "$45,000,000", respectively.

          SECTION 4. AGREEMENT.

          Notwithstanding anything to the contrary in the Loan Agreement, Holdings, the Borrower and the Lenders hereby agree that, effective as of the First Amendment Effective Date, references to (i) "the Borrower", (ii) "the Borrower and its Subsidiaries" or (iii) "the Borrower and its consolidated Subsidiaries" shall be deemed to be (x) "Holdings", (y) "Holdings and its Subsidiaries" or (z) "Holdings and its consolidated Subsidiaries", as applicable, for all purposes under Sections 2.6(d), 5.1, 5.2, 5.7(d) and 6.1 of the Loan Agreement and the related definitions used therein.

          SECTION 5. CONDITIONS PRECEDENT.

          This Amendment shall become effective as of the date first set forth above (the "First Amendment Effective Date") following the date on which all of the following conditions have been satisfied or waived:

          (a) Execution and Delivery. The Administrative Agent shall have received (including receipt by telecopy) counterparts of this Amendment duly executed by (i) the Borrower and the Guarantors and (ii) the Required Lenders;

          (b) Fees and Expenses. The Administrative Agent shall have received
     (i) for the account of each Lender entitled thereto, a fee in an amount equal to 0.25% on the sum of such Lender's Term Percentage of the Loans outstanding, in each case calculated as of the First Amendment Effective Date, but such fees shall be payable (A) only to each Lender that has delivered (including by way of facsimile or electronic mail) its executed signature page to this Amendment to the attention of Lisa Wood, of Simpson Thacher & Bartlett LLP, 425 Lexington Ave., New York, New York 10017, telecopy number: 212-455-2502, email: lwood@stblaw.com on or before 5:00 p.m. (New York City time) on April 13, 2006, and (B) only if Borrower and the Guarantors execute this Amendment and (ii) all fees and accrued expenses of the Administrative Agent required to be paid by the Borrower, including without limitation, the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP for which a billing invoice has been presented to the Borrower one Business Day prior to the First Amendment Effective Date;

          (c) No Defaults. No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date after giving effect to this Amendment. The Administrative Agent shall have received a certificate of a Responsible Officer, dated the First Amendment Effective Date, certifying the satisfaction of this condition; and

          (d) Waiver under ABL Facility Agreement. The Administrative Agent shall have received an executed waiver under the ABL Facility reasonably satisfactory to the Administrative Agent and such waiver shall have become effective in accordance with its terms.

          SECTION 6. GENERAL.

          6.1 Representations and Warranties. (a) In order to induce the Agents and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Agents and the Lenders that after giving effect to this Amendment, the representations and warranties of the Borrower contained in the Loan Agreement (other than in Sections 3.1, 3.2, 3.8, 3.18 and 3.19(b)) and the Security Documents (other than in the Mortgage and in Sections 4.3 of the Guarantee and Collateral Agreement) are true and correct on and as of the First Amendment Effective Date (after giving effect hereto) as if made on and as of the First Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the "Loan Agreement" in any Security Document shall be and are deemed to mean the Loan Agreement as amended hereby; and

          (b) In order to induce the Agents and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Agents and the Lenders that each of the Borrower and the Guarantors has all necessary corporate power and authority to execute and deliver this Amendment; the execution and delivery by each such party of this Amendment have been duly authorized by all necessary corporate action on its part; and this Amendment has been duly executed and delivered by each such party and constitute each such party's legal, valid and binding obligation, enforceable in accordance with its terms.

          6.2 Notice of Effectiveness. The Administrative Agent shall promptly advise the Lenders and the Borrower that this Amendment has become effective and of the First Amendment Effective Date.

          6.3 APPLICABLE LAW AND JURISDICTION. THIS AMENDMENT HAS BEEN EXECUTED AND DELIVERED IN NEW YORK, NEW YORK, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          6.4 Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          6.5 Consent of Guarantors. Each of the Guarantors acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment does not operate to reduce or discharge such Guarantor's obligations under the Guarantee and Collateral Agreement or the other Loan Documents to which such Guarantor is a party.

          6.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Holdings and the Borrower and each of their respective successors and assigns, and upon the Agents and the Lenders and their successors and assigns. The execution and delivery of this Amendment by any Lender prior to the First Amendment Effective Date shall be binding upon its successors and assigns and shall be effective as to any loans or commitments assigned to it after such execution and delivery.

          6.7 Continuing Effect. Except as expressly amended or waived hereby, the Loan Agreement and the other Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment or waiver of any provision of the Loan Agreement or the other Loan Documents not expressly referred to herein and shall not be construed as (or indicate the Lenders' willingness to agree to) an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. The Administrative Agent and the Lenders expressly reserve the right to exercise all of their rights and remedies under the Loan Agreement, the other Loan Documents and applicable law at any time in respect of the occurrence and continuance of any Event of Default or Default not waived pursuant to Section 2.

          6.8 Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the constructions of, or to be taken into consideration in interpreting, this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                        EDDIE BAUER HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        EDDIE BAUER, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        EDDIE BAUER FULFILLMENT SERVICES, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        EDDIE BAUER SERVICES, LLC


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        EDDIE BAUER INFORMATION TECHNOLOGY, LLC


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                        JPMORGAN CHASE BANK, N.A.,
                                        as Administrative Agent


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                         SIGNATURE PAGE TO FIRST AMENDMENT, WAIVER AND AGREEMENT

                                        ---------------------------------------
                                        (Name of Lender)


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------